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                                                                   Exhibit 23.2


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-52277 and 333-56571) of Progenics Pharmaceuticals, Inc. of our report dated February 15, 2002 relating to the financial statements of PSMA Development Company, L.L.C., which appears in this Form 10-K.

                                      PricewaterhouseCoopers LLP

New York, New York
March  29, 2002